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                     WARRANT PURCHASE AGREEMENT

        This AGREEMENT is made as of this 31st day of May, 1996, by and between QVC, Inc., a Delaware corporation (the
"Purchaser"), and Hydron Technologies, Inc., a New York corporation (the "Company").

                         B A C K G R O U N D

        A. On or about December 6, 1993, the Company and the Purchaser entered into a certain Licensing Agreement License Agreement") pursuant to which the Company granted to the Purchaser certain rights, including without limitation, the exclusive right to promote certain products manufactured by or for the Company. .

        B. As of the date hereof, the Company and the Purchaser have agreed to amend the Product Agreement in certain respects, as more fully described in the First Amendment to Licensing Agreement dated as of May 31, 1996 by and between the Company and the Purchaser (the "Amendment").

        C. Pursuant to the Amendment, among other things, (i) the Purchaser agreed to exercise the Series A Warrants (as defined in the License Agreement) and the Series B Warrants (as defined in the License Agreement) and (ii) the Company and the Purchaser agreed to enter into this Warrant Purchase Agreement.

        NOW, THEREFORE, incorporating the foregoing and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, , and intending to be legally bound hereby, the Company and the Purchaser agree as follows:

        Section 1.  Issuance of Securities at Closing.

        1.  Sale and Purchase of Warrants.

          Subject to the terms and conditions of this Agreement, at the Closing (as hereinafter defined) the Company shall issue and sell to the Purchaser, and the Purchaser shall purchase from the Company, in consideration of entering into the Amendment and this Agreement and the sum of $20.00, (i) Series C Common Stock Purchase Warrants in the form attached hereto as Exhibit "A" (the " Series C Warrants") to purchase

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an aggregate amount of Five Hundred Thousand (500,000) shares of the Company's common stock, par value $.01 per share
("Common Stock") issued pursuant to this Section 1.1 will be dated the Closing Date.

        Section 2.  Exercise of Warrants.

        2.1 Series C Warrants. The Series C Warrants shall be exercisable at any time following the date of this Agreement.
 Once exercisable, the Series C Warrants may be exercised at any time until 5:00 p.m., New York City time, five (5) years from the date thereof at an exercise price of Two and Three-Quarters Dollars ($2.75) per share.

        Section 3. Representations and Warranties. As a material inducement to the Purchaser to enter into this Agreement and to close hereunder, the Company makes the following representations and warranties, which shall survive the Closing and the delivery of the Series C Warrants:

        3.1 SEC Reports. The Company's annual report on Form 10-K for its fiscal year ended December 31, 1995, as filed with the Securities and Exchange Commission ("SEC") and all subsequent filings made with the SEC by the Company to the date hereof taken together (the "SEC Filings") are accurate and complete in all material respects and do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements herein, in light of the circumstances under which they were made, not misleading. True and correct copies of all of the foregoing filings have been delivered to the Purchaser.

        3.2 No Material Adverse Change. There has been no material adverse change in the condition, financial or otherwise, or the results of operation or the prospects of the Company from that set forth in the SEC Filings referred to in
Section 3.1.

        3.3 Validity and Authority. The Company is a corporation duly organized, validly existing and in good standing under the laws of New York and has all requisite power and authority (corporate or otherwise) to own, operate and lease its properties and to carry on its business as now conducted and as proposed to be conducted during the term of the Series C Warrants. The Company has full power and

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authority (corporate and otherwise) to execute, deliver and perform its obligations under this Agreement and the Series C Warrants, all of which have been duly authorized by all necessary corporate action. This Agreement constitutes a legal, valid and binding obligation on the part of the Company, enforceable in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws relating to or affecting creditors' rights generally or court decisions with respect thereto and the availability of equitable remedies. The Series C Warrants will be the legal, valid and binding obligations of the Company, enforceable in accordance with their terms. The making and performance of this Agreement by the Company does not violate any other material agreement binding upon the Company, or any law, rule or regulation or require the consent of any Person not heretofore obtained, except as set forth in Section 4.5 hereof.

        Section 4.  Certain Covenants of the Company.

        The Company covenants and agrees that so long as any of the Warrants are outstanding:

        4.1 Certain Reports and Communications. The Company will send to the Purchaser and each Registered Holder of a Warrant, true and correct copies of all filings hereafter made with the SEC promptly after filing with the SEC. Any report, notice or other communication sent by the Company to its stockholders (or to any other class of security holders) shall be sent simultaneously in the same manner to the Purchaser and each Registered Holder of a Warrant. Promptly upon the Company's obtaining knowledge of the occurrence of any default hereunder or the occurrence of any event which, with the giving of notice or the lapse of time or both, would constitute such a default, the Company shall deliver to the Purchaser and each Registered Holder of a Warrant a certificate of an officer of the Company specifying the nature thereof, the period of existence thereof and the action the Company has taken or proposes to take with respect thereto.

        4.2 Reservation of Shares. The Company will reserve and keep reserved at all times sufficient shares of its Common
Stock for issuance upon exercise of Warrants and, upon such

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exercise, the Company shall promptly issue and deliver the
shares required to be delivered pursuant to the Warrant and such shares, when issued and delivered, shall be validly issued, fully paid and non-assessable.

        4.3 Notice of Record Date. The Company will give to the Purchaser and each Registered Holder of a Warrant not less than fifteen (15) Business Days advance notice of the fixing of a record date for the determination of stockholders entitled to any notice, distribution or vote, or for any other purpose. The Company will not declare or make any distribution with respect to its Common Stock without fixing a record date therefor.

        4.4  Inspection.  The Company will permit
representatives of any Registered Holder to visit its offices and to examine all books of account, records, reports and other papers of the Company, at all reasonable times and upon reasonable prior notice, and to make copies of and take extracts therefrom, and to discuss the affairs, finances and accounts of the Company with the officers of the Company and, in the presence of representatives of the Company, with the Company's independent accountants (and by this provision the Company hereby authorizes said accountants to discuss the finances and accounts of the Company with such representatives), and to visit and inspect the properties of the Company at all reasonable times upon reasonable prior notice, provided, such visits and inspections do not materially interfere with the operations of the Company.

        4.5 Compliance With Governmental Requirements. The Company covenants that if any shares of Common Stock required to be reserved for purposes of exercise of Warrants require registration with or approval of any governmental authority under any federal or state law, or any national securities exchange or National Securities Association, before such shares may be issued, the Company will cause such shares to be duly registered or approved, as the case may be.

        4.6 Payment of Taxes Upon Certificates for Shares Issued Upon Exercise of Warrants. The issuance of certificates for shares of Common Stock upon the exercise of Warrants shall be made without charge to the exercising Registered Holder for any tax in respect of the issuance of such certificates (except for federal, state and local income

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taxes, if any), and such certificates shall be issued in the respective names of, or in such names as may be directed by, such Registered Holders; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificate in a name other than that of the Registered Holder of the Warrant.

        Section 5.  Registration, Transfer and Substitution of
Warrants.

        5.1 Register; Ownership of Warrants. The Company will keep at its principal office a register in which it will provide for the registration of Warrants, and the registration of transfers of Warrants. The Warrants shall be consecutively numbered commencing with QVC-3 and shall be registered in a Warrant register (the "Warrant Register"). The Company shall be entitled to treat the Registered Holder of any Warrant on the Warrant Register as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or interest in, such Warrant on the part of any other person, and shall not be liable for any registration or transfer of Warrants which are registered or are to be registered in the name of a fiduciary or the nominee of a fiduciary unless made with the actual knowledge that a fiduciary or nominee is committing a breach of trust in requesting such registration or transfer, or with such knowledge of such facts that its participation therein amounts to bad faith. The Warrants shall be registered initially in the name of the Registered Holder or its designees in such denominations as the Registered Holder may request in writing to the Company.

        5.2 Replacement of Warrants. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Warrant and, in the case of any such loss, theft or destruction, upon delivery of an indemnity bond in such reasonable amount as the Company may determine (or, in the case of any Warrant held by the Purchaser or by an Affiliate of the Purchaser, of an unsecured indemnity agreement from the Purchaser or such other
Registered Holder reasonably satisfactory to the Company), or, in the case of any such mutilation, upon the surrender of such Warrant for cancellation at the principal office of the Company, the Company, at its expense, will execute and

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
deliver, in lieu thereof, a new Warrant of like tenor. Any Warrant in lieu of which any such new Warrant has been so executed and delivered by the Company shall not be deemed to be an outstanding Warrant for any purpose of this Agreement.

        Section 6.  Restrictions on Transfer.

        6.1 Investment Representation. The Purchaser represents and warrants to the Company that it is taking the securities to be issued hereunder for investment in its own account or for the account of one or more entities controlled by it and that it will not sell or transfer the securities in violation of applicable securities laws.

        6.2 Restrictive Legends. Except as otherwise permitted by this Section 6, each Warrant issued pursuant to this Agreement shall be stamped or otherwise imprinted with a legend in substantially the following form:

         NEITHER THE WARRANTS REPRESENTED BY THIS   CERTIFICATE NOR
         THE SECURITIES ISSUABLE UPON EXERCISE HEREOF MAY BE OFFERED OR SOLD EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 OR (ii) ANY AVAILABLE RULE OR EXEMPTION FROM REGISTRATION UNDER SUCH ACT RELATING TO THE DISPOSITION OF SECURITIES.

Except as otherwise permitted by this Section 6, each certificate for Common Stock issued upon the exercise of any Warrant shall be stamped or otherwise imprinted with a legend in substantially the following form:

         THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT  BE
         OFFERED OR SOLD EXCEPT PURSUANT TO (i) AN  EFFECTIVE
         REGISTRATION STATEMENT UNDER THE  SECURITIES ACT OF 1933 OR
         (ii) ANY AVAILABLE RULE OR EXEMPTION FROM REGISTRATION UNDER SUCH ACT RELATING TO THE DISPOSITION OF SECURITIES.

        6.3 Termination of Restrictions. The restrictions imposed by this Section 6 upon the transferability of Restricted Securities shall cease and terminate as to any particular Restricted Securities:

          (a) when such securities shall have been effectively registered under the Securities Act and disposed of in accordance with the registration statement covering such Restricted Securities,

          (b) when such securities have been sold in compliance with Rule 144 or any comparable rule under the Securities Act,

          (c) when, in the opinions of both counsel for the Registered Holder thereof and counsel for the Company, such restrictions are no longer required in order to insure compliance with the Securities Act, or

          (d) in the case of Common Stock, when such securities have been beneficially owned, by a person who has not been an affiliate of the Company for at least three months, for a period of at least three years and the Company is required to file reports in compliance with the Exchange Act and has filed such reports, all as determined under Rule 144 or any comparable rule under the Securities Act.

        Whenever such restrictions shall terminate as to any Restricted Securities, as soon as practicable thereafter and in any event within five days after request therefor, the Registered Holder thereof shall be entitled to receive from Company, without expense (other than transfer taxes, if any), new securities of like tenor not bearing the applicable legend set forth in Section 6 hereof.

  Section 7.    Registration of Securities.

        7.1  Scheduled Registration.

          (a) The Company will cause to be prepared and filed with the Commission on or before October 15, 1996, a registration statement on Form S-3, if available, or on any other applicable securities form if Form S-3 is not available, under the Securities Act of 1933, as amended (the "Securities Act"), registering the Common Stock underlying the Warrant held by the Registered Holder and by the other Registered Holders of Warrants and will use its best efforts to cause such registration statement to become effective on or before October 30, 1996.

          (b)   Expenses.  The Company will pay all Registration
Expenses in connection with the registration of Common Shares made pursuant to this Section 7.1; provided, however, that in

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no event shall the Company be obligated to pay, in connection with any registration under this Section 7.1, (A) any fees and disbursements of counsel for Registered Holders of Registrable Securities, or (B) any underwriters' discount or commission in respect of such Registrable Securities, or (C) the cost of any liability or similar insurance required by an underwriter, to the extent that such costs are attributable solely to the offering of such Registrable Securities, payment of which shall, in each case, be the sole responsibility of the Registered Holders of the Registrable Securities.

          (c) Effective Registration Statement. A registration pursuant to this Section 7.1 shall not be deemed to have been effected (i) unless it has become effective, (ii) if after it has become effective, such registration is interfered with by any stop order, injunction or other order or requirement of the Commission or other governmental agency or court for any reason other than a misrepresentation or an omission to act by the Purchaser, or (iii) the conditions to closing specified in the purchase agreement or underwriting agreement entered into in connection with such registration are not satisfied, other than by reason of some act, omission or misrepresentation by the Purchaser.

        7.2 Registration Procedures. In connection with the registration pursuant to Section 7.1, the Company shall:

          (i) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in conjunction therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement until the earlier of (a) such time as all of such securities have been disposed by Purchaser or its affiliate, or (b) five years after the registration statement is declared effective;

          (ii)  furnish to each seller of Registrable
Securities covered by such registration statement such number of conformed copies of such registration statement and of each such amendment and supplement thereto (excluding exhibits unless requested in writing by each such seller), such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus) and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities

                                  8

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Act, and such other documents, as such seller or such
Registered Holder may reasonably request;

          (iii) use its best efforts to register or qualify all Registrable Securities and other securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as each seller thereof shall reasonably request, to keep such registration or qualification in effect for so long as such registration statement remains in effect, and take any other action which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the securities owned by such seller, except that the Company shall not for any such purpose be required to (a) qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this subdivision (iii) be obligated to be so qualified, (b) subject itself to taxation in any such jurisdiction or (c) consent to general service of process in any such jurisdiction;

          (iv) use its best efforts to cause all Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof to consummate the disposition of such Registrable Securities;

          (v)  furnish to each seller of Registrable
Securities a signed counterpart, addressed to such seller (and the underwriters, if any), of

          (A) an opinion of counsel for the Company, dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement), reasonably satisfactory in form and substance to such seller and such Registered Holder, and

         (B) a "comfort" letter, dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement), signed by the independent public accountants who have certified the Company's

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     financial statements included in such registration  statement, covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of the accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to the underwriters in underwritten public offerings of securities and, in the case of the accountants' letter, such other financial matters as such seller or such Registered Holder (or the underwriters, if any) may reasonably request;

        (vi) immediately notify each Registered Holder of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and at the request of any such seller or Registered Holder promptly prepare and furnish to such seller and Registered Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

          (vii) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and not file any amendment or supplement to such registration statement or prospectus to which any such seller shall have reasonably objected on the grounds that such amendment or supplement does not comply in all material respects with the requirements of the Securities Act or of the rules or regulations thereunder, having been furnished with a copy

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thereof at least two Business Days prior to the filing
thereof;

          (viii) provide a transfer agent and registrar for all Registrable Securities covered by such registration statement not later than the effective date of such registration statement; and

          (ix) use its best efforts to list all Registrable Securities covered by such registration statement on any securities exchange or National Securities Association on which any of the Registrable Securities are than listed. The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish the Company with such information and undertakings as it may reasonably request regarding such seller and the distribution of such securities as the Company may from time to time reasonably request in writing.

        Each Registered Holder of Registrable Securities agrees by acquisition of such Registrable Securities (A) that upon receipt of any notice from the Company of the happening of any event of the kind described in subdivision (vi) of this
Section 7.2, such Registered Holder will forthwith discontinue such Registered Holder's disposition of Registrable Securities pursuant to the registration statement relating to such Registrable Securities until such Registered Holder's receipt of the copies of the supplemented or amended prospectus contemplated by subdivision (vi) of this Section 7.2 and, if so directed by the Company, will deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in such Registered Holder's possession of the prospectus relating to such Registrable Securities current at the time of receipt of such notice and (B) that it will immediately notify the Company, at any time when a prospectus relating to the registration of such Registrable Securities is required to be delivered under the Securities Act, of the happening of any event as a result of which information previously furnished by such Registered Holder to the Company in writing for inclusion in such prospectus contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made. In the event the Company or any such Registered Holder shall give any such

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notice, the period referred to in subdivision (ii) of this
Section 7.2 shall be extended by a number of days equal to the number of days during the period from and including the giving of notice pursuant to subdivision (vi) of this Section 7.2 to and including the date when each seller of any Registrable Securities covered by such registration statement shall have received the copies of the supplemented or amended prospectus contemplated by subdivision (vi) of this Section 7.2.

        7.3 Preparation; Reasonable Investigation. In connection with the preparation and filing of each registration statement under the Securities Act, the Company will give the Registered Holders of Registrable Securities registered under such registration statement, their underwriters, if any, and their respective counsel and accountants, the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the Commission, and each amendment thereof or supplement thereto, and will give each of them such access to its books and records and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary, in the opinion of such Registered Holders' and such underwriters' respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act.

        7.4  Indemnification.

          (a) Indemnification by the Company. In the event of any registration of any Registrable Securities under the Securities Act covered by the registration statement pursuant to Section 7.1, the Company will, and hereby does, indemnify and hold harmless the seller of any Registrable Securities covered by any registration statement filed pursuant to
Section 7.1, its directors and officers, each other Person who participates as an underwriter in the offering or sale of such securities and each other Person, if any, who controls such seller or any such underwriter within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such seller or any such director or officer or underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will reimburse such seller and each such director, officer, underwriter or controlling person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding, provided that the Company shall not be liable in any such case to a particular seller to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by such seller, and, provided further that the Company shall not be liable to any Person who participates as an underwriter in the offering or sale of Registrable Securities or any other Person, if any, who controls such underwriter within the meaning of the Securities Act, in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of such Person's failure to send or give a copy of the final prospectus to the Person claiming an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of Registrable Securities to such Person if such statement or omission was corrected in such final prospectus. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such seller or any such director, officer, underwriter or controlling person and shall survive the transfer of such securities by such seller.

          (b) Notices of Claims, etc. Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referenced to in the preceding subdivisions of this Section 7.4, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action, provided that the

                                 13

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failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding subdivisions of this Section 7.4, except that the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any action is brought against an indemnified party, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, the indemnifying party shall be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party to such indemnified party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense other than reasonable costs of investigation. No indemnifying party shall consent to entry of any judgment or enter into any settlement without the consent of the indemnified party which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

          (c) Other Indemnification. Indemnification similar to that specified in the preceding subdivisions of this Section
7.4 (with appropriate modifications) shall be given by the Company and each seller of Registrable Securities with respect to any required registration or other qualification of securities under any federal or state law or regulation of any governmental authority, other than the Securities Act.

          (d) Indemnification Payments. The indemnification required by this Section 7.4 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are due or expense, loss, damage or liability is incurred.

        7.5 Covenants Relating to Rule 144. The Company will file all reports in compliance with the Exchange Act and will, at its expense, forthwith upon the request of any Registered Holder of Restricted Securities, deliver to such Registered Holder a certificate, signed by the Company's principal financial officer, stating (a) the Company's name, address and telephone number (including area code), (b) the Company's

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
Commission file number, (d) the number of shares of Common Stock of the Company outstanding as shown by the most recent report or statement published by the Company, and (e) whether the Company has filed the reports required to be filed under the Exchange Act for a period of at least 90 days prior to the date of such certificate and in addition has filed the most recent annual report required to be filed thereunder. If at any such time the Company is not required to file reports in compliance with either section 13 or section 15(d) of the Exchange Act, the Company, at its expense, will forthwith upon the written request of the Registered Holder of any Restricted Securities, make available adequate current public information with respect to the Company within the meaning of paragraph
(c)(2) of Rule 144 of the General Rules and Regulations promulgated under the Securities Act.

        Section 8.  Closing.

        8.1 Time and Place. The sale of the Warrants to the Purchaser pursuant to Section 1 hereof (the "Closing") shall take place simultaneously with the execution of the Amendment, at the offices of the Purchaser or at such other time or place as may be mutually agreed by the Company and the Purchaser.

        8.2 Deliveries by the Company at Closing. At Closing the Company will deliver or cause to be delivered to the Purchaser the following:

          (a) The Series C Warrants to purchase an aggregate of 250,000 shares of Common Stock of the Company and the Series D Warrants to purchase an aggregate of 250,000 shares of Common Stock of the Company, each in the form of a single Warrant certificate (or such greater number of Warrant certificates as the Purchaser may request) duly executed by the Company, dated the date of Closing and registered in the name of the Purchaser or its nominee.

          (b) A certificate executed by the chief executive officer or chief financial officer of the Company, dated the date of the Closing and confirming (i) the truth and correctness of all of the representations and warranties of the Company contained herein as of the date of the Closing, and (ii) that all covenants and agreements of the Company set forth herein have been duly complied with.

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
        Section 9. Certain Definitions. As used herein, unless the context otherwise requires, the following terms shall have the following respective meanings:

          Affiliate: A Person which directly or indirectly controls, or is controlled by, or is under common control with, another Person. Control shall be deemed to exist if any Person shall, alone or with others, have possession, directly or indirectly, of the power to direct the management or policies of any other Person, and shall include any Registered Holder of 25% or more of any stock or other interest in any Person whether such holding is direct or indirect.

          Business Day: a day which is not a Saturday or a Sunday and is not a day on which banks in New York, New York are authorized or obligated by law to remain closed.

          Closing: the meaning specified in Section 8.1 hereof.

          Closing Date:  the date of Closing.

          Commission: the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

          Common Stock: the meaning specified in Section 1.1 hereof.

          Exchange Act: the Securities Exchange Act of 1934, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

          Person: an individual, a partnership, an association, a joint venture, a corporation, a business, a trust, an unincorporated organization or a government or any department, agency or subdivision thereof.

          Registered Holder: includes holders of Warrants, Shares or Registrable Securities.

          Registrable Securities:  (a) any shares of Common
Stock issued or issuable upon exercise of the Warrants, (b) any securities issued or issuable with respect to any Common

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Stock referred to in subdivision (a) by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise. As to any particular Registrable Securities, once issued such securities shall cease to be Registrable Securities when (i) a registration statement with respect to the sale of such securities shall have been disposed of in accordance with such registration statement,
(ii) they shall have been distributed to the public pursuant to Rule 144 (or any successor provision) under the Securities Act, or (iii) they shall have ceased to be outstanding.

          Registration Expenses: all expenses incident to the Company's performance of or compliance with Section 7, including, without limitation, all registration, filing and NASD fees, all fees and expenses of complying with securities or blue sky laws, all word processing, duplicating and printing expenses, messenger and delivery expenses, the fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of any special audits or "cold comfort" letters required by or incident to such performance and compliance, premiums and other costs of policies of insurance against liabilities arising out of the public offering of the Registrable Securities being registered.

          Restricted Securities: any securities bearing the applicable legend set forth in Section 6, and (b) unless the context otherwise requires, any shares of Common Stock or other securities issuable upon exercise of Warrants and which, when so issued, will be evidenced by a certificate or certificates bearing the applicable legend set forth in such section.

          Securities Act: the Securities Act of 1933, or any similar Federal statue, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Securities Act of 1933 shall include a reference to the comparable section, if any, of any such similar Federal statute.

          Series C Warrants:  the meaning specified in
Section 1.2 hereof.

          Series D Warrants:  the meaning specified in
Section 2.2 hereof.

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
          Warrants:  Series C Warrants and Series D Warrants.

        Section 10.  Miscellaneous.

        10.1 Indulgences, Etc. Neither the failure nor any delay on the part of any party hereto to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence by construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence.

        10.2 Controlling Law. This Agreement and all questions relating to its validity, interpretation, performance and enforcement (including, without limitation, provisions concerning limitations of actions), shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, without regard to the choice of law provisions.

        10.3 Notices. All notices, requests, demands and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given, made and received only when delivered (personally, by courier service such as Federal Express, or by other messenger) addressed as set forth below:

          (a)   If to the Purchaser:

                QVC, Inc..
                1365 Enterprise Drive
                West Chester, PA  19380
                Attention:  Neal S. Grabell, Esq.

          (b)   If to the Company:

                Hydron Technologies, Inc.
                941 Clint Moore Road
                Boca Raton, FL  33487
                Attention:  Mr. Harvey Tauman, President

          Any party may alter the address to which communications or copies are to be sent by giving notice of such change of address in conformity with the provisions of this paragraph for the giving of notice.

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
        10.4 Exhibits. All Exhibits attached hereto are hereby incorporated by reference into, and made a part of, this Agreement.

        10.5 Binding Nature of Agreement; No Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns, except that no party may assign or transfer its rights or obligations under this Agreement without the prior written consent of the other parties hereto. Notwithstanding the foregoing, the Purchaser may assign its rights under this Agreement to one or more Affiliates, provided that, same shall be in compliance with applicable Federal and state securities laws, but no such assignment shall relieve the Purchaser of its obligation to pay the purchase price hereunder.

        10.6 Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all the parties reflected hereon as the signatories.

        10.7 Entire Agreement. This Agreement contains the entire understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written, except as herein contained.

        10.8 Amendments. This Agreement may not be modified or amended other than as set forth in this Section 10.8. With the written consent of the Registered Holders of not less than a majority in aggregate principal amount of the Warrants at the time outstanding (excluding for this purpose any Warrants held by the Company or a subsidiary of the Company), the Company and the Purchaser may from time to time amend or modify this Agreement by an agreement in writing; provided, however, that no such amendment shall (i) reduce the aforesaid percentage of Warrants with respect to which the consent of the Registered Holders thereof is required to enter into any such amendment without the consent of the Registered Holders of all Warrants then outstanding or (ii) adversely affect the

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
Registered Holders of any Warrants then outstanding or the rights of the Registered Holders of any Common Stock issued upon the exercise of Warrants and at that time outstanding without the consent of the Registered Holders of such Warrants or Common Stock.

        10.9 Paragraph Headings. The Section or paragraph headings in this Agreement are for convenience only; they form no part of this Agreement and shall not affect its interpretation.

        10.10  Gender, Etc.   Words used herein, regardless of the
number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context requires.

        10.11 Number of Days. In computing the number of days for purposes of this Agreement, all days shall be counted, including days which are not Business Days; provided, however, that if the final day of any time period falls on a day which is not a Business Day, then the final day shall be deemed to be the next day which is a Business Day.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement the date and year first above written.


HYDRON TECHNOLOGIES, INC.             QVC, INC.

By:                                   By:
   --------------------------            --------------------------

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